PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-33362

                     [LOGO: Semiconductor HOLDRS (SM) Trust]

                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

      This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

      The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                       Share         Primary
Name of Company                         Ticker        Amounts    Trading Market
----------------------------------      ------        -------    --------------
Advanced Micro Devices, Inc.             AMD             4            NYSE
Altera Corporation                       ALTR            6           NASDAQ
Amkor Technology, Inc.                   AMKR            2           NASDAQ
Analog Devices, Inc.                     ADI             6            NYSE
Applied Materials, Inc.                  AMAT           26           NASDAQ
Atmel Corporation                        ATML            8           NASDAQ
Broadcom Corporation                     BRCM            3           NASDAQ
Intel Corporation                        INTC           30           NASDAQ
KLA-Tencor Corporation                   KLAC            3           NASDAQ
Linear Technology Corporation            LLTC            5           NASDAQ
LSI Logic Corporation                    LSI             5            NYSE
Maxim Integrated Products, Inc.          MXIM            5           NASDAQ
Micron Technology, Inc.                   MU             9            NYSE
National Semiconductor Corporation       NSM             6            NYSE
Novellus Systems, Inc.                   NVLS            2           NASDAQ
SanDisk Corporation                      SNDK            2           NASDAQ
Teradyne, Inc.                           TER             3            NYSE
Texas Instruments, Inc.                  TXN            22            NYSE
Xilinx, Inc.                             XLNX            5           NASDAQ


      The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2006.